Exhibit 10.36

FORM OF

NONQUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE HEALTH NET, INC.

2006 LONG-TERM INCENTIVE PLAN,

AS AMENDED

This agreement (the “Option Agreement”) is made as of [DATE] (the “Grant Date”), between Health Net, Inc., a Delaware corporation (the “Company”), and [NAME], a non-employee director of the Company (the “Optionee”).

Pursuant to the Health Net, Inc. 2006 Long-Term Incentive Plan, as amended (the “Plan”), the Optionee is to be granted, on the terms and conditions set forth herein, a nonqualified stock option (the “Option”) to purchase shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”).

1. Number of Shares and Option Price. The Option is to purchase [NUMBER OF SHARES] shares of Common Stock (the “Option Shares”) at a price of [GRANT PRICE] per share (the “Option Price”), which is equal to the Fair Market Value (as defined in the Plan) of an Option Share as of the Grant Date.

2. Exercise of Option. The Option shall become exercisable on the date that is one year after the Grant Date to the extent of 33 1/3 % of the Option Shares covered by the Option, and shall become exercisable on each subsequent anniversary of the Grant Date to the extent of an additional 33 1/3 % of the Option Shares covered by the Option until the Option becomes fully exercisable. The Option may be exercised only to purchase whole shares, and in no case may a fraction of a share be purchased.

3. Term of Option and Termination of Service.

(a) General Term. The term of the Option and this Option Agreement shall commence on the date hereof. The right of the Optionee to exercise the Option with respect to any Option Shares, to purchase any such Option Shares and all other rights of the Optionee with respect to any such Option Shares shall terminate on the seventh anniversary of the Grant Date, unless the Option has been earlier terminated as provided in paragraphs (b) through (e) below, or under the Plan.

(b) Death of the Optionee. If the Optionee shall die prior to the exercise of the Option, then:

(i) if the Optionee dies while serving as a member of the board of directors of the Company (a “Director”), then the Option (subject to clause (g) below) may be exercised by the legatee(s) or personal representative of the Optionee at any time within one year after the Optionee’s death;

(ii) if the Optionee’s service as a Director was terminated due to Permanent and Total Disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor thereto) (hereinafter, “Permanent and Total

Disability”) and the Optionee dies within one year after termination of service, then the Option (subject to clause (g) below) may be exercised by the legatee(s) or personal representative of the Optionee at any time during the remainder of the period during which the Optionee would have been able to exercise the Option had the Optionee not died; and

(iii) if the Optionee dies within three months after termination of service as a Director and clause (ii) is not applicable, then the Option (subject to clause (g) below) may be exercised by the legatee(s) or personal representative of the Optionee at any time within one year after the Optionee’s death.

(c) Permanent and Total Disability. If the Optionee’s service as a Director shall terminate prior to the exercise of the Option as a result of Permanent and Total Disability, then the Option (subject to clause (g) below) may be exercised by the Optionee (or his or her personal representative) at any time within one year after such termination of service as a Director.

(d) Removal by Stockholders for Cause. If the Optionee shall be removed from the board of directors of the Company by the Company’s stockholders prior to the exercise of the Option for cause (for these purposes, if such termination occurs within 12 months after a Change in Control, as defined in Section 8.9 of the Plan, removal for cause shall only mean a felony conviction for fraud, misappropriation or embezzlement), then upon such removal the Option shall immediately terminate.

(e) Removal by Stockholders Without Cause and Expiration of Term of Office. If prior to the exercise of the Option, the Optionee’s service as a Director shall be terminated as a result of expiration of the Director’s term of office without an accompanying renomination or reelection of such Director, then the Option (subject to clause (g) below) shall become exercisable at the time of such termination and may be exercised at any time within three months after the Optionee’s termination of service as a Director. If prior to the exercise of the Option, the Optionee’s service as a Director shall be terminated as a result of (i) removal by the Company’s stockholders without cause or (ii) the tendering of the Optionee’s resignation as a Director upon expiration of his or her term of office, then the Option (subject to clause (g) below) may be exercised at any time within three months after the Optionee’s termination of service as a Director.

(f) Termination for Other Reason. If prior to the exercise of the Option, the Optionee’s service as a Director shall be terminated for any reason other than as set forth in subsections (b) through (e) above, including as a result of the tendering of the Optionee’s resignation as a Director during his or her then current term of office, then the Option (subject to clause (g) below) held by the Optionee may be exercised at any time within one month after the Optionee’s termination of service as a Director.

(g) Post-Termination Exercisability. Notwithstanding any other provision of this Section 3 to the contrary, following termination of Optionee’s service as a Director for any reason: (i) the Option shall be exercisable during any of the post-termination periods described in subparagraphs (b) through (f) of this Section 3 if and only to the extent the Option was exercisable (i.e., vested) at the time of such termination and (2) no portion of the Option shall be exercisable following the seventh anniversary of the Grant Date.

(h) Service on Subsidiary Board. Notwithstanding anything to the contrary set forth herein, if upon an Optionee’s termination of service as a Director, such Optionee becomes a member of a board of directors of a subsidiary of the Company, then such Optionee’s service shall not be treated as having terminated hereunder until such Optionee’s termination of service as member of the board of directors of such subsidiary.

4. Notices. Any notice required or permitted under the Plan shall be deemed given when delivered personally, transmitted electronically by facsimile or email, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the last known address set forth in the records of the Company or such other address as the Optionee may designate in writing to the Company.

5. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof or thereof.

6. Incorporation of Plan; Entire Agreement. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement are subject to all terms and conditions of the Plan. This Option Agreement and the Plan, taken together, constitute the entire agreement between the parties relating to or effecting the Option, and no promises, terms, conditions or obligations other than those contained in this Option Agreement or the Plan shall be valid or binding. Any prior agreements, statements or promises, either oral or written, made by any party or agent of any party relating to or effecting the Option that are not contained in the Option Agreement or the Plan are of no force or effect.

7. Rights of Stockholder. The Optionee shall have no rights as a stockholder with respect to any Option Shares unless and until certificates of shares of Common Stock are issued to the Optionee or such shares of Common Stock are issued in uncertificated form and recorded in the name of the Optionee in the books and records of the Company or its agent.

8. Change of Control. The Option shall become immediately fully vested and exercisable upon the occurrence of a Change in Control, as such term is defined in the Plan.

9. Rights of Removal. Nothing in the Plan or in this Option Agreement shall confer upon the Optionee the right to continue as a director of the Company or affect any right which the stockholders of the Company may have to remove the Optionee as a director of the Company.

10. Amendment. This Option Agreement may be amended or modified at any time by the Board (or its designee); provided, however, that the amendment or modification of this Option Agreement shall not, without the consent of the Optionee, adversely affect the rights of the Optionee under this Option Agreement. The Plan may be terminated or amended pursuant to its terms at any time; provided, however, that the termination or any modification or amendment of the Plan shall not, without the consent of the Optionee, impair the rights of the Optionee under this Option Agreement.

11. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action, is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

12. Tax Payments. The Optionee shall be responsible for all the taxes associated with an exercise of the Option and subsequent sale of the Option Shares. No taxes on the income from the exercise of the Option and sale of the Option Shares will be deducted or withheld by the Company. In compliance with the Internal Revenue Code, the Company will issue a Form 1099-Misc during January of each year to report all non-employee compensation earned during the preceding calendar year, including income from the exercise of the Option and sale of the Option Shares. This Form 1099-Misc can be used to calculate the applicable federal and state income taxes.

13. Failure to Execute Agreement. This Option Agreement and the Option granted hereunder are subject to the Optionee returning a counter-signed copy of this Option Agreement to the designated representative of the Company on or before the 75th day after the Grant Date (except as otherwise determined by the Compensation Committee of the Board or a subcommittee thereof in its sole discretion). In the event that the Optionee fails to so return a counter-signed copy of this Option Agreement within such period, then this Option Agreement and the Option granted hereunder shall automatically become null and void and shall have no further force or effect. Electronic acceptance of this Option Agreement shall constitute an execution of the Option Agreement by the Optionee and a return of the counter-signed copy to the Company for purposes of this Section 13.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date and year set forth above.

HEALTH NET, INC.

By:
Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Health Net, Inc. 2006 Long-Term Incentive Plan, as amended, and as herein incorporated by reference.

Optionee
Signature of Optionee